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(logo)                         DELOITTE & TOUCHE
                                                                    Exhibit 23.2


Chartered Accountants                   Telephone: National 171 936 3000
Deloitte & Touche                       International + 44 171 936 3000
Stonecutter Court                       Telex:  884739 TRLNDN G
1 Stonecutter Street                    Fax (Gp.3): 0171 583 1198
London EC4A 4TR                         LDE: DX 599





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements 2-79898, 33-22595, 33-36116, and 33-47536 of Crawford and Company on Form S-8
of our report dated December 1, 1994, appearing in this Annual Report on From 10-K of Craford and Company for the year ended December 31, 1995.




/s/ DELOITTE & TOUCHE


DELOITTE & TOUCHE

March 18, 1996